Date of Report April 23, 1998

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                         Commission File Number: 1-10569

                              AutoLend Group, Inc.
                              --------------------
             (Exact name of registrant as specified in its charter)

                 Delaware                                     22-3137244
                 --------                                     ----------
         (State or other jurisdiction of                   (I.R.S. Employer
         incorporation or organization                    identification no.)

               600 Central SW, Third Floor, Albuquerque, NM 87102
               --------------------------------------------------
               (Address of principal executive offices) (Zip Code)

                                 (505) 247-9429
                                 --------------
              (Registrant's telephone number, including area code)

                              AutoLend Group, Inc.
                                    FORM 8-K


                                      INDEX
                                      -----
                                                                            PAGE

Item 4            Changes in Registrant's Certifying Accountant                1



        SIGNATURES                                                             2


        EXHIBITS

            1.       Order Approving Debtor's Application to Employ Accountants
                     (Meyners & Company, Inc.)                               1-1

            2.       Letter to KPMG Peat Marwick, LLP dated April 21, 1998   1-2

Item 4            Changes in Registrant's Certifying Accountant

                  On April 17, 1998, the United States Bankruptcy Court for the District of New Mexico approved the selection by AutoLend Group, Inc. (the "Company") of Meyners + Company, LLC, Certified Public Accountants of Albuquerque, New Mexico to serve as the Company's principal accountant to audit the Company's financial statements, prepare the Company's tax returns and perform services related to the preparation of reports required to be filed with the Securities and Exchange Commission (the "S.E.C."). (See Exhibit 1, "Order Approving Debtor's Application to Employ Accountants.)

                  On April 21, 1998, the Company notified KPMG Peat Marwick, LLP that Meyners + Company, LLC had been engaged by the Company to perform the audit for the Company's fiscal year ended March 31, 1998. (See Exhibit 2, "Letter to KPMG Peat Marwick, LLP dated April 21, 1998".)

                  Although the former accountant was dismissed as of April 21, 1998, there is no disagreement with the former accountant on any matter of accounting principals or practices, financial statement disclosure or auditing scope of procedure nor has there been such disagreement during the last two fiscal years.

                  The decision to change accountants will be submitted to the Board of Directors for ratification at the next regularly scheduled meeting of the Board of Directors which will occur prior to July 31, 1998. The decision to change accountants was not recommended by the Board of Directors or a committee of the Board of Directors.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

AUTOLEND GROUP, INC.
(Registrant)

SIGNATURE                           TITLE                         DATE
---------                           -----                         ----

/S/Nunzio P. DeSantis               Chairman of the Board         April 23, 1998
---------------------
Nunzio P. DeSantis                  Chief Executive Officer